CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               GENTA INCORPORATED

        GENTA INCORPORATED, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

        DOES HEREBY CERTIFY:

        FIRST: That at a meeting of the Board of Directors of Genta Incorporated, resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of the corporation, and declaring that such amendment is advisable and that such amendment should be submitted to the stockholders of the corporation for approval. The resolution setting forth the proposed amendment is as follows:

               RESOLVED, that the first sentence of Article XI of the Restated Certificate of Incorporation, as amended, of the Company be, and hereby is, deleted.

        SECOND: Thereafter, pursuant to resolutions of the corporation's Board of Directors, the amendment was submitted to the stockholders of the corporation for approval at a Meeting of Stockholders, and such meeting was called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware. The necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: The said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by Kenneth G. Kasses, Ph.D., its President, as of this 26th day of February, 1999.

                                                     GENTA INCORPORATED


                                                By:
                                                     -------------------------
                                                     Kenneth G. Kasses, Ph.D.
                                                     President